Exhibit 99.1

MEAD JOHNSON SCHEDULES

FIRST QUARTER EARNINGS CONFERENCE CALL;

PROVIDES ADJUSTED NON-GAAP 2008 FINANCIAL RESULTS

EVANSVILLE, Ind., (April 9, 2009) – Mead Johnson Nutrition Company (NYSE: MJN) will release its first quarter 2009 earnings on Tuesday, April 28, 2009, before the market opens. The company will host a conference call at 8:30 a.m. CDT that same day during which company executives will review first quarter financial results and respond to questions from analysts and investors.

The call will be broadcast over the Internet at www.meadjohnson.com. To listen to the call, go to the Web site and click on Investors. Security analysts and investors wishing to participate by telephone should call 1-877-718-5108, pass code: Mead Johnson. Callers outside of North America should call +1-719-325-4815, to be connected. A replay of the conference call will be available through midnight CDT Tuesday, May 5, 2009, by calling 1-888-203-1112 or 1-719-457-0820, pass code: 9860754. The replay will also be available at www.meadjohnson.com.

Factors Affecting Comparability

Mead Johnson, formerly a wholly owned subsidiary of Bristol-Myers Squibb Company (BMS), priced its initial public offering (IPO) of common stock on Feb. 10, 2009, and began trading on the New York Stock Exchange the next day. As a result of the IPO, the company said that a number of factors would affect the comparability of its financial results between 2008 and 2009, as described in the Company’s 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission. These factors include:

•	Operating Model Adjustments,

•	Specified IPO and Other Costs,

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•	Interest Expense,

•	Effective Tax Rate, and

•	Shares Outstanding.

“We will report our 2009 earnings in compliance with accounting principles generally accepted in the United States (GAAP),” said Peter G. Leemputte, senior vice president and chief financial officer. “We also, however, intend to provide adjusted financial results (non-GAAP) for 2009 that reflect the specified IPO and other costs, as well as shares outstanding. Further, we will compare our adjusted 2009 results to adjusted 2008 results that reflect all of the factors listed above. We believe that using this adjusted non-GAAP comparison more accurately demonstrates our underlying business performance and allows our shareholders to view our results using the same metrics management uses to analyze our business.”

To provide shareholders with a baseline, the following tables reconcile GAAP to the adjusted non-GAAP financial results for 2008:

MEAD JOHNSON NUTRITION COMPANY

RECONCILIATION OF ADJUSTED NON-GAAP 2008 RESULTS OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2008

(Amounts in millions, except per share data)

	GAAP	Operating Model Adjustments (1)	Specified IPO & Other Costs (2)	Interest Expense (3)	Tax (4)	Adjusted Non-GAAP
Net Sales	$2,882.4	(35.9)				$2,846.5
Cost of Products Sold	1,079.8	(15.5)				1,064.3

Gross Profit	1,802.6	(20.4)				1,782.2

Marketing, Selling and Administrative	651.7	(7.7)	(41.8)			602.2
Advertising and Product Promotion	369.3	(5.2)				364.1
Research and Development	72.8	(0.1)				72.7
Other Expenses - net	13.1	(1.5)	(3.0)			8.6

Earnings Before Interest, Income Taxes and Minority Interest	$695.7	$(5.9)	$44.8			$734.6

Interest Expense	(43.3)			$(60.5)		(103.8)
Provision for Income Taxes	(251.4)				$17.0	(234.4)
Minority Interest Expense - net of tax	(7.1)					(7.1)

Net Earnings	$393.9					$389.3

Earnings Per Common Share - Basic: (5)
Weighted Average Common Shares Outstanding - Basic	170.0					204.5
Net Earnings per Share	$2.32					$1.90

Earnings Per Common Share - Diluted: (5)
Weighted Average Common Shares Outstanding -Diluted	170.0					204.5
Net Earnings per Share	$2.32					$1.90

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MEAD JOHNSON NUTRITION COMPANY

RECONCILIATION OF ADJUSTED NON-GAAP 2008 RESULTS OF OPERATIONS

FOR THE QUARTER ENDED MARCH 31, 2008

(Amounts in millions, except per share data)

	GAAP	Operating Model Adjustments (1)	Specified IPO & Other Costs (2)	Interest Expense (3)	Tax (4)	Adjusted Non-GAAP
Net Sales	$703.3	(7.3)				$696.0
Cost of Products Sold	251.8	(3.2)				248.6

Gross Profit	451.5	(4.1)				447.4

Marketing, Selling and Administrative	138.9	(1.7)				137.2
Advertising and Product Promotion	84.2	0.1				84.3
Research and Development	16.3					16.3
Other Expenses - net	2.9	(0.6)				2.3

Earnings Before Interest, Income Taxes and Minority Interest	$209.2	$(1.9)				$207.3

Interest Expense				$(26.0)		(26.0)
Provision for Income Taxes	(76.7)				$10.8	(65.9)
Minority Interest Expense - net of tax	(1.9)					(1.9)

Net Earnings	$130.6					$113.5

Earnings Per Common Share - Basic: (5)
Weighted Average Common Shares Outstanding - Basic	170.0					204.5
Net Earnings per Share	$0.77					$0.56

Earnings Per Common Share - Diluted: (5)
Weighted Average Common Shares Outstanding - Diluted	170.0					204.5
Net Earnings per Share	$0.77					$0.56

MEAD JOHNSON NUTRITION COMPANY

RECONCILIATION OF ADJUSTED NON-GAAP 2008 RESULTS OF OPERATIONS

FOR THE QUARTER ENDED JUNE 30, 2008

(Amounts in millions, except per share data)

	GAAP	Operating Model Adjustments (1)	Specified IPO & Other Costs (2)	Interest Expense (3)	Tax (4)	Adjusted Non-GAAP
Net Sales	$728.6	(10.3)				$718.3
Cost of Products Sold	272.3	(3.9)				268.4

Gross Profit	456.3	(6.4)				449.9

Marketing, Selling and Administrative	152.1	(2.1)	(0.2)			149.8
Advertising and Product Promotion	95.1	(4.3)				90.8
Research and Development	17.4					17.4
Other Expenses - net	3.7	(0.5)				3.2

Earnings Before Interest, Income Taxes and Minority Interest	$188.0	$0.5	$0.2			$188.7

Interest Expense				$(25.9)		(25.9)
Provision for Income Taxes	(72.0)				$9.9	(62.1)
Minority Interest Expense - net of tax	(1.8)					(1.8)

Net Earnings	$114.2					$98.9

Earnings Per Common Share - Basic: (5)
Weighted Average Common Shares Outstanding - Basic	170.0					204.5
Net Earnings per Share	$0.67					$0.48

Earnings Per Common Share - Diluted: (5)
Weighted Average Common Shares Outstanding - Diluted	170.0					204.5
Net Earnings per Share	$0.67					$0.48

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MEAD JOHNSON NUTRITION COMPANY

RECONCILIATION OF ADJUSTED NON-GAAP 2008 RESULTS OF OPERATIONS

FOR THE QUARTER ENDED SEPTEMBER 30, 2008

(Amounts in millions, except per share data)

	GAAP	Operating Model Adjustments (1)	Specified IPO & Other Costs (2)	Interest Expense (3)	Tax (4)	Adjusted Non-GAAP
Net Sales	$742.8	(7.7)				$735.1
Cost of Products Sold	287.9	(3.7)				284.2

Gross Profit	454.9	(4.0)				450.9

Marketing, Selling and Administrative	173.9	(1.7)	(13.8)			158.4
Advertising and Product Promotion	97.0	(1.1)				95.9
Research and Development	17.8					17.8
Other Expenses - net	2.5	(0.9)				1.6

Earnings Before Interest, Income Taxes and Minority Interest	$163.7	$(0.3)	$13.8			$177.2

Interest Expense	(11.9)			$(14.0)		(25.9)
Provision for Income Taxes	(46.5)				$0.2	(46.3)
Minority Interest Expense - net of tax	(2.6)					(2.6)

Net Earnings	$102.7					$102.4

Earnings Per Common Share - Basic: (5)
Weighted Average Common Shares Outstanding - Basic	170.0					204.5
Net Earnings per Share	$0.61					$0.50

Earnings Per Common Share - Diluted: (5)
Weighted Average Common Shares Outstanding - Diluted	170.0					204.5
Net Earnings per Share	$0.61					$0.50

MEAD JOHNSON NUTRITION COMPANY

RECONCILIATION OF ADJUSTED NON-GAAP 2008 RESULTS OF OPERATIONS

FOR THE FOURTH QUARTER ENDED DECEMBER 31, 2008

(Amounts in millions, except per share data)

	GAAP	Operating Model Adjustments (1)	Specified IPO & Other Costs (2)	Interest Expense (3)	Tax (4)	Adjusted Non-GAAP
Net Sales	$707.7	(10.6)				$697.1
Cost of Products Sold	267.8	(4.7)				263.1

Gross Profit	439.9	(5.9)				434.0

Marketing, Selling and Administrative	186.8	(2.2)	(27.8)			156.8
Advertising and Product Promotion	93.0	0.1				93.1
Research and Development	21.3	(0.1)				21.2
Other Expenses - net	4.0	0.5	(3.0)			1.5

Earnings Before Interest, Income Taxes and Minority Interest	$134.8	$(4.2)	$30.8			$161.4

Interest Expense	(31.4)			$5.4		(26.0)
Provision for Income Taxes	(56.2)				$(3.9)	(60.1)
Minority Interest Expense - net of tax	(0.8)					(0.8)

Net Earnings	$46.4					$74.5

Earnings Per Common Share - Basic: (5)
Weighted Average Common Shares Outstanding - Basic	170.0					204.5
Net Earnings per Share	$0.27					$0.36

Earnings Per Common Share - Diluted: (5)
Weighted Average Common Shares Outstanding - Diluted	170.0					204.5
Net Earnings per Share	$0.27					$0.36

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MEAD JOHNSON NUTRITION COMPANY

RECONCILIATION OF ADJUSTED NON-GAAP 2008 SEGMENT REPORTING

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2008

($ in millions)

	Net Sales			Earnings Before Interest, Income Taxes and Minority Interest
	GAAP	Operating Model Adjustments (1)	Adjusted Non-GAAP	GAAP	Operating Model Adjustments (1)	Specified IPO & Other Costs (2)	Adjusted Non-GAAP
North America / Europe
First Quarter	354.1	(2.1)	352.0	122.8	(1.0)		121.8
Second Quarter	339.1	(2.2)	336.9	119.3	(0.9)		118.4
Third Quarter	342.8	(2.0)	340.8	115.6	(1.0)		114.6
Fourth Quarter	329.5	(1.9)	327.6	109.6	(0.9)	3.0	111.7

Year	1,365.5	(8.2)	1,357.3	467.3	(3.8)	3.0	466.5

Asia / Latin America
First Quarter	349.2	(5.2)	344.0	131.5	(0.9)		130.6
Second Quarter	389.5	(8.1)	381.4	119.7	1.4		121.1
Third Quarter	400.0	(5.7)	394.3	108.2	0.7		108.9
Fourth Quarter	378.2	(8.7)	369.5	103.5	(3.3)		100.2

Year	1,516.9	(27.7)	1,489.2	462.9	(2.1)		460.8

Corporate and Other
First Quarter				(45.1)			(45.1)
Second Quarter				(51.0)		0.2	(50.8)
Third Quarter				(60.1)		13.8	(46.3)
Fourth Quarter				(78.3)		27.8	(50.5)

Year				(234.5)		41.8	(192.7)

Total MJN Company
First Quarter	703.3	(7.3)	696.0	209.2	(1.9)		207.3
Second Quarter	728.6	(10.3)	718.3	188.0	0.5	0.2	188.7
Third Quarter	742.8	(7.7)	735.1	163.7	(0.3)	13.8	177.2
Fourth Quarter	707.7	(10.6)	697.1	134.8	(4.2)	30.8	161.4

Year	$2,882.4	$(35.9)	$2,846.5	$695.7	$(5.9)	$44.8	$734.6

Footnotes to Tables

(1)	Operating Model Adjustments

In Brazil, the company’s ability to operate a new stand-alone subsidiary will be delayed for a period of time due to certain statutory and regulatory requirements for permits and applications. Until the company is able to operate as a stand-alone entity in Brazil, BMS will distribute and record sales for Mead Johnson products. Mead Johnson will conduct marketing activities and record service revenue equal to the company’s marketing costs plus a markup. In Europe, the company will transition from using BMS to distribute products to a third-party distributor model. This will reduce net sales by the amount of the distributors’ margin and lower

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costs for distribution-related expenses that historically have been recorded in marketing, selling and administrative expenses. In Mexico, the company’s business will be operated through a newly formed operating subsidiary that is expected to incur higher profit sharing costs than were allocated to Mead Johnson when it was operated within a BMS legal entity.

(2)	Specified IPO and Other Costs

The company incurred in 2008, and expects to incur in 2009, costs in connection with its IPO, including costs related to legal, accounting, systems implementation and consulting services. Results for 2008 include specified IPO and other costs of $44.8 million. These items are expected to total between $29.0 million and $35.0 million in 2009, of which approximately 50 percent will be recorded in the first quarter of 2009.

(3)	Interest Expense

On August 26, 2008, the company issued a $2.0 billion inter-company note to BMS and incurred interest expense of $43.3 million on the note in 2008. In 2009, the company will incur interest on the $2.0 billion inter-company note through Feb. 10, 2009, and on $1.75 billion of debt outstanding for the remainder of the year. The company’s Mexico operating subsidiary described above now leases from BMS all of the property, plant and equipment at the Mexico manufacturing facility under a lease resulting in annual interest expense of $2.5 million. In the attached tables, interest expense in 2008 has been adjusted to equal the company’s estimate of 2009 interest expense calculated as of the date of this news release.

(4)	Effective Tax Rate

The company’s effective tax rate (ETR) for 2008 was 38.5 percent. Adjusting for the non-deductibility of certain IPO costs, the ETR for 2008 stood at 37.1 percent.

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(5)	Shares Outstanding

Prior to Feb. 10, 2009, there were 170.0 million shares of common stock outstanding, all of which were owned by BMS. The company issued an additional 34.5 million shares of common stock in the IPO, with BMS continuing to hold its 170.0 million shares. As a result, Mead Johnson currently has 204.5 million common shares outstanding.

Adjusted Non-GAAP Financial Measures

This news release contains adjusted non-GAAP financial measures, including adjusted non-GAAP net sales, earnings and earnings per share information, adjusted for factors that affect comparability due to the impact of the company’s IPO. The items included in GAAP measures, but excluded for the purpose of determining adjusted non-GAAP net sales, earnings and earnings per share, are the impact of operating model adjustments and specified IPO and other costs. In addition, we have adjusted interest expense due to changes in the capital structure, the ETR due to the impact of specified IPO and other costs on the tax rate, and shares outstanding to reflect the increase in shares due to the IPO. Adjusted non-GAAP net sales, earnings and earnings per share information adjusting for these items is an indication of the company’s underlying operating results and intended to enhance an investor’s overall understanding of the company’s financial performance. In addition, this information is among the primary indicators the company uses as a basis for evaluating company performance, setting incentive compensation targets, and planning and forecasting of future periods. This information is not intended to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

The tables that reconcile GAAP to adjusted non-GAAP disclosure and the accompanying footnotes included in this news release are also available at www.meadjohnson.com.

Forward-Looking Statements

Certain statements in this news release are forward looking as defined in the Private Securities Litigation Reform Act of 1995. These statements, which are identified by words such as “expects,” “intends” and “believes,” involve certain risks and uncertainties

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that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: (1) business risks associated with the international nature of the company’s business, such as regulatory requirements, fluctuations in foreign currency exchange rates, and adverse tax consequences relating to the repatriation of cash, that could cause revenue and profitability to decline; (2) the ability to meet the company’s debt obligations; (3) the company depends on cash flows generated by its subsidiaries, and a failure to receive distributions from subsidiaries may result in the company’s inability to meet financial obligations, or to pay dividends; and (4) the inability to realize the potential benefits from the company’s separation from BMS. For additional information on these and other factors, see the risk factors identified in the company’s Annual Report on Form 10-K for 2008, available upon request or at www.meadjohnson.com.

About Mead Johnson

Mead Johnson (NYSE: MJN), a global leader in pediatric nutrition, develops, manufactures, markets and distributes more than 70 products in 50 markets worldwide. The company’s mission is to create nutritional brands and products trusted to give infants and children the best start in life. The Mead Johnson name has been associated with science-based pediatric nutrition products for over 100 years. The company’s “Enfa” family of brands, including Enfamil® infant formula, is the world’s leading brand franchise in pediatric nutrition. For more information, go to www.meadjohnson.com.

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Contacts:

Investor Contact: Kathryn Chieger, 812-429-7358, kathryn.chieger@mjn.com

Media Contact: Pete Paradossi, 812-429-7413, pete.paradossi@mjn.com